Exhibit 99.1
CONTACT:
Michael L. Henry
Chief Financial Officer
(714) 414-4003
FOR IMMEDIATE RELEASE
PACIFIC SUNWEAR ANNOUNCES BLACK FRIDAY
SAME-STORE SALES RESULTS
ANAHEIM, CA/November 29, 2010 — Gary H. Schoenfeld, Chief Executive Officer of Pacific Sunwear of California, Inc. (NASDAQ: PSUN, the “Company”), will be appearing on CNBC today at approximately 9:50 a.m. EST. In advance of Mr. Schoenfeld’s appearance, the Company announced that its same-store sales for Black Friday, November 26, 2010, declined 2% versus Black Friday last year.
About Pacific Sunwear of California, Inc.
Pacific Sunwear of California, Inc. and its subsidiaries (collectively, the “Company”) is a leading specialty retailer rooted in the action sports, fashion and music influences of the California lifestyle. The Company sells a combination of branded and proprietary casual apparel, accessories and footwear designed to appeal to teens and young adults. As of November 29, 2010, the Company operates 873 stores in 50 states and Puerto Rico. PacSun’s website address is www.pacsun.com.
3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000